AGREEMENT

                                  by and among

                            EXECUTIVEMANSIONS.COM, INC.

                                  as the "Buyer",

                           NAPLES REALTY SERVICES, INC.

                                  as "NRSI", and

                         NAPLES REALTY REFERRAL COMPANY

                                    as "NRRC"

                       (both collectively the "Company")

                             Dated:    May 2, 2000

                                 AGREEMENT

This Agreement ("Agreement") dated as of May 2, 2000, is by and among NAPLES REALTY SERVICES, INC., a Florida corporation ("NRSI"), NAPLES REALTY REFERRAL COMPANY, a Florida corporation ("NRRC") (both collectively the "Company"), and EXECUTIVEMANSIONS.COM, INC., a Florida corporation (the "Buyer") each corporation acting pursuant to a resolution of its board of directors adopted or to be adopted by a vote of a majority of its directors pursuant to the authority given by and in accordance with provisions of Florida Statutes.

                                       RECITALS

A. Pursuant to the terms of this Agreement, the Buyer will be offering to acquire from the shareholders of NRSI and NRRC (the "Shareholders") all of their shares of stock in the Company.

B. The parties wish to provide for the terms and conditions upon which Buyer will acquire NRSI and NRRC shares from the Shareholders

C. The Boards of Directors of Buyer and the Company have approved the transfer of the Shareholders' shares to Buyer pursuant to the terms of this Agreement.

D. The Buyer and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the transactions contemplated by this Agreement.

                                   AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1

                            ACQUISITION OF STOCK

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall recommend to the Shareholders to transfer to Buyer, and that Buyer shall acquire from Shareholders, all of the issued and outstanding shares of stock of NRSI and NRRC (collectively the "shares of the Company") subject to the terms and conditions set forth herein.

1. 2 Consideration. The consideration paid by Buyer for each of the 19 outstanding shares of the Company shall be (i) cash in the amount of Eight Thousand and No/100 Dollars ($8,000); and (ii) 25,000 shares of Buyer Stock (the "Consideration").

  1.2.2 Stock Consideration. The Buyer shall deliver to each Shareholder a share certificate representing 25,000 shares of common voting stock of the Buyer. Each share certificate shall bear the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT OR ANY OTHER SIMILAR SECURITIES STATUTE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED UPON REGISTRATION OF THE SHARES OR IN AN EXEMPT TRANSACTION UNDER THE FOREGOING STATUTES AND APPLICABLE REGULATIONS ADOPTED THEREUNDER.THIS STOCK CERTIFICATE AND THE SHARES OF STOCK REPRESENTED BY IT ARE SUBJECT TO CANCELLATION AND FORFEITURE AS SET FORTH IN THAT CERTAIN AGREEMENT BY AND AMONG EXECUTIVEMANSIONS.COM, INC. AS THE "BUYER", NAPLES REALTY SERVICES, INC. NAPLES REALTY REFERRAL COMPANY AND THE SHAREHOLDERS OF EACH DATED AS OF MAY 2, 2000, A COPY OF WHICH IS RECORDED IN THE MINUTE BOOK OF CORPORATION, PLACING RESTRICTIONS ON THE ALIENATION OF SAID STOCK. A COPY OF THE AGREEMENT WILL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE.

                               ARTICLE 2

                               CLOSING

2.1 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 o'clock A.M., Eastern time, at the offices of Porter, Wright, Morris & Arthur, Naples, Florida, on a date which is mutually acceptable to the parties but not later than May 5, 2000 ("Closing Date"), unless the parties hereto otherwise agree.

2.2 Deliveries at Closing.

   2.2.1 Consents. The Company shall deliver all third party consents required for the acquisition of the Shares by Buyer. as contemplated by this Agreement.

   2.2.2 Other Closing Transactions. At the Closing, each of the parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles 6 and 7.

   2.3 Exchange of Certificates and Payment of Consideration.

    2.3.1 Company Stock Certificates. Within seven (7) days after the Closing Date, each Shareholder shall deliver to John Steinwand, as escrow agent, certificates evidencing their issued and outstanding shares of the Company stock (the "Certificates"), duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and a duly executed Shareholder Tender Agreement in substantially the form set forth in
Schedule 2.3.1.

   2.3.2 Consideration into Escrow. At Closing, the Buyer shall deliver to John Steinwand as Escrow Agent cashier's checks payable to each Shareholder and stock certificates for Buyer Stock issued in the name of each Shareholder. The Escrow shall be governed by those standard terms and conditions governing real estate agreements in Collier County.

   2.3.3 Breaking of Escrow. Upon receipt of a majority or more of the issued and outstanding shares of the Company and accompanying stock powers and Shareholder Tender Agreements, the escrow agent is authorized to break escrow and begin releasing the Consideration to the Shareholders who have tendered their Shares and the Company Stock to the Buyer.
Should a majority of the issued and outstanding shares of the Company not have been tendered within seven (7) days after the Closing Date, the Escrow Agent shall return all Shares of the Company tendered to the shareholder tendering those shares and shall return the Buyer Stock and cash consideration to Buyer.

   2.3.4 Lost, Stolen, or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Buyer may impose,

   2.4 Opinion of Counsel. At Closing, the Company shall deliver or cause to be delivered to Buyer an opinion (in form and content satisfactory to Buyer), of Porter, Wright, Morris & Arthur, LLP, counsel for the Company, dated the Closing Date, to the following effect:

   2.4.1 NRSI and NRRC are duly organized, validly existing and in good standing under the laws of the State of Florida and have full corporate power and authority to conduct business as it is presently being conducted and to own and lease its properties and assets.

   2.4.2 NRSI's authorized capital consists of 19 common shares of which 19 common shares are outstanding. NRRC's authorized capital consists of 19 common shares or which 19 common shares are outstanding. The shares are fully paid and non-assessable.

   2.4.3 To the best of its knowledge without independent investigation, there are no agreements or other documents, except as identified, pursuant to which the Company may be required to authorize or issue additional securities.

   2.4.4 To the best of its knowledge without independent investigation, there are no preemptive rights outstanding as to either NRSI or NRRC.

   2.4.5 The Company has the corporate power to conduct its business and to execute and deliver the Agreement and to perform its obligations under the Agreement and to the best of its knowledge without independent investigation, the Company has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company.

   2.4.6 That the execution and delivery of the Agreement, performance by the Company of its obligations thereunder and the exercise of The Company of the rights created by the Loan Documents do not (a) violate the Company's Articles of Incorporation or Bylaws; (b) to the best of its knowledge without independent investigation, constitute a breach under an agreement or instrument to which the Company is a party or by which it or its assets are bound, or result in the creation of a mortgage, security interest or other encumbrance upon the assets of the Company, except as set forth in the Agreement; or (c) to the best of its knowledge without independent investigation, violate a judgment, decree or order of any court or administrative tribunal, which judgment, decree or order is binding on the Company or its assets.

   2.4.7 Except as specified, to the best of its knowledge without independent investigation, no notice, report, filing or registration with, or authorization, consent or approval of, or permit from, any Federal, Florida or local governmental authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

   2.4.8 Except as listed, to the best of its knowledge without independent investigation, there is no writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, administrative action, arbitrable action or investigation pending or threatened or anticipated against, relating to or affecting the Company or the assets or the operation of the business of either the Company as currently operated and as proposed to be operated; any employee plan or any trust or other funding instrument, fiduciary or administrator thereof or; the transactions contemplated by this Agreement, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, any of which could reasonably be expected to result in the payment or a judgment in excess of $10,000 or could reasonably be expected to have a material adverse effect;

   2.4.9 To the best of its knowledge, and without independent investigation other than an interview of lawyers handling matters on behalf of the Company, the Company and the conduct of the business of the Company are in compliance with all applicable laws, regulations or judgments, decisions or orders entered by any federal, state, local, or foreign court relating to the assets or the Company.

                               ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES

The Company and John Steinwand, individually ("Steinwand") hereby represent and warrant to the Buyer that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

3.1 Organization; Capitalization.

   3.1.1 The Company is duly organized, validly existing and in good standing under the laws of the State of Florida and have full corporate power and authority to conduct business as it is presently being conducted and to own and lease its properties and assets.

   3.1.2 The capitalization of the Company as of the date hereof and as of the Closing (including the identity of each Shareholder and the number of shares held by each) is set forth in Schedule 3.1.2. All of the Company's outstanding shares of capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 3.1.2.1, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company. At the time of delivery to the Buyer, the capital stock of the Company will be free and clear of all encumbrances and shall be duly authorized, validly issued, fully paid and non-assessable.

   3.1.3 The Company has had one subsidiary-One Source Real Estate Services Center, Inc.-but such subsidiary is no longer in existence. The Company neither owns nor holds the right to acquire (directly or indirectly) shares of capital stock in any other corporation firm, partnership, limited liability company, joint venture, trust, or other entity. The Company however does own the Service Mark "One Source Real Estate Services Center" in the State of Florida and has registered said mark with the U.S. Patent Office and is currently awaiting the award of such registration in the United States.

   3.2 Authorization. To the best of Steinwand's knowledge, the Company as all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. To the best of Steinwand's knowledge, this Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it them in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

   3.3 Consents and Approvals. To the best of Steinwand's knowledge, other than as provided in Schedule 3.3, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

   3.4 Facilities. Schedule 3.4 contains (i) a complete and accurate list of all real property owned by the Company ("Owned Real Property") and
(ii) complete and accurate list of all facilities leased by the Company (the "Facility Leases").

   3.4.1 Owned Real Property. The Company has no Owned Real Property.

   3.4.2 Leases or Other Agreements.  Except for Facility Leases listed in
Schedule 3.4, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property of the Company. With respect to each Facility Lease, the Company has unencumbered interests in the leasehold estate (other than subleases described in Schedule 3.4) and, except as set forth in Schedule 3.4.1, has in all material respects performed all the obligations required to be performed by it through the date hereof with.

3.5 Contracts; No Defaults.  To the best of Steinwand's knowledge,
Schedule 3.5 contains a true and complete schedule of all material chattel mortgages, conditional sales agreements, promissory notes, loan agreements, leases, guarantees, indemnity agreements, hold harmless agreements, reimbursement agreements, collective bargaining agreements, consulting agreements, patent license agreements, computer license agreements, computer service agreements, pension or profit sharing plans, retirement or bonus plans, group insurance plans, employee benefit plans, agreements with banks or other financial institutions, compensating balance agreements with banks or other financial institutions (whether written or not), purchase and sale commitments, non-compete agreements, supply contracts and contracts with suppliers, or any other material contract to which the Company is a party. For the purpose of this Section, a material contract is defined to be any contract of a kind specifically enumerated in the preceding sentence and any contract, whether in writing or oral, except contracts involving commitments of less than Five Thousand Dollars ($5,000). True and complete copies of all material contracts, together with all amendments and supplements thereto, will be made available to Buyer, its attorneys and agents in the offices of the Company prior to the Closing Date.
To the best of the Steinwand's knowledge and except as listed in Schedule

3.5, the Company is not a party to, or bound by, any Contract of any kind to be performed after the Closing Date (i) pursuant to which it is obligated to expend more than $5,000 in any twelve-month period and that is not subject to cancellation on not more than 30 days' notice by the Company without penalty or increased cost or (ii) with any personnel or affiliates of the Company. There is no default by any party to any such Contract, which default could have a material adverse effect on the Company or its operations.

3.6 No Conflict or Violation. To the best of the Steinwand's knowledge and except as set forth in Schedule 3.6, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will result in

    (a) a violation of or a conflict with any provision of the Organizational Documents of the Company,

    (b)a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel, any note, obligation, loan agreement, security agreement, lease, contract, permit, license, authorization or concession to which the Company is a party or by which any of the assets are bound,

    (c) a violation by the Company of any law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company, or

    (d) an imposition of any material lien, encumbrance, restriction or charge on the Company or any of the assets.
To the best of Steinwand's knowledge, except as set forth in Schedule

3.6, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

3.7 Financial Statements. To the best of Steinwand's knowledge, the financial statements are in conformity with the books and records of the Company and fairly and accurately present, in all material respects, in accordance with generally accepted accounting principles applied on a consistent basis, the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. The financial statements of the Company have been examined by the auditor of the Company whose unqualified report thereon is included with such financial statements.

3.8 No Undisclosed Liabilities. To the best of their knowledge and except as set forth in Schedule 3.8, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the balance sheet that have not been paid or discharged since the date thereof and (ii) liabilities incurred by the Company since the balance sheet date in the ordinary course of business consistent with past practice and in accordance with this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding except those which individually or in the aggregate could not have a material adverse effect).

3.9 Accounts Receivable. To the best of the Steinwand's knowledge, the accounts receivable of the Company reflected on the balance sheets, and all accounts receivable of the Company arising since the balance sheets date, represent bona fide claims against debtors for sales made, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed that gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. The Company is not aware of any material uncollectible accounts receivable reflected on the balance
sheet.   Schedule 3.9 contains a true and correct listing of all aged accounts receivable.

3.10 Litigation. To the best of Steinwand's knowledge and except as set forth in Schedule 3.10:

    (a) there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, administrative action, arbitrable action or investigation (collectively, "Actions") pending or, to the knowledge of the Company, threatened or anticipated against, relating to or affecting

     (i) the Company or the assets or the operation of the business of either the Company as currently operated and as proposed to be operated,

     (ii) any employee plan or any trust or other funding instrument, fiduciary or administrator thereof or

     (iii) the transactions contemplated by this Agreement; or

     (iv) any employee or agent of the Company for matters relating to the conduct of the Company's business and affairs or any matters claimed to have been within the agent or employee's scope of employment or duty for which the Company might be held responsible.

     (v) before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, any of which could reasonably be expected to result in the payment or a judgment in excess of $10,000 or could reasonably be expected to have a material adverse effect on the Company;

    (b) the Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the business of the Company;

    (c) there is not a reasonable likelihood of an adverse determination of any pending actions that could, individually or in the aggregate, reasonably be expected to result in the payment of a judgment in excess of $10,000 or have a material adverse effect; and

    (d) except as set forth in Schedule 3.10, each action pending or, to the knowledge of the Company, threatened or that the Company has a reasonable basis to expect or anticipate (whether or not disclosed in Schedule 3.10), is covered by insurance of reputable and solvent insurance companies and is in full force and effect, and, except as set forth in Schedule 3.10, the Company has not received any notice or, to the knowledge of the Company or any Shareholder, threat of cancellation, limitation or noncoverage.

    (e) Schedule 3.10 contains a complete list of all judgments, orders, writs, injunctions and/or decrees affecting or binding upon the Company and of each and every pending or threatened or anticipated complaint, action, suit, litigation, proceeding, labor dispute, administrative action, arbitrable action or investigation against the Company or its assets.

3.11 Taxes. The Company has or will have filed all federal, state, and local tax returns (including without limitation all income, corporation, franchise, sales, use, occupation, property, excise, ad valorem, employment, and other taxes) that are required to be filed by it on or prior to the Closing Date (taking into account applicable extensions), all taxes shown as owing by the Company on all such tax returns have been fully paid or properly accrued on the Company's financial statements other than such taxes as are being contested in good faith, and to the best of Steinwand's knowledge, all such tax returns are true and correct in all material respects and accurately reflect all liability for taxes of the Company for the periods covered thereby. There has been no termination of the Company's status as an S-Corporation under applicable IRS rules, nor the occurrence of any event or action which would have caused the Company to cease to be an S-Corporation or to have its status as such terminated.

3.12 Employee Benefit Plans.   The Company has no employee welfare plan,
pension plan and multi-employer plan (nor any related trust agreements)

3.13 No Brokers. The Company does not and will not have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

3.14 No Other agreements to Sell the Assets or Capital Stock of the Company. The Company does not have any legal obligation, absolute or contingent, to any other person to sell or effect a sale of the capital stock of the Company (except as set forth in Schedule 3.1) or to effect any merger, consolidation or the reorganization of the Company or to enter into any agreement or cause the entering into of an agreement with respect thereto, other than as set forth herein.

3.15 Books and Records. The Company has made and kept (and given the Buyer access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company.

3.16 Leased Equipment and Assets. To the best of Steinwand's knowledge, there are no assets used in the business of the Company which are leased from or owned by any other person or entity, except as set forth in
Schedule 3.17 and except as set forth on Schedule 3.17, the Company has in all material respects performed all of the obligations required to be performed by it through the date hereof.

3.17 Absence of Certain Changes. To the best of Steinwand's knowledge, except as set forth on Schedule 3.18, from the date of the last financial statement delivered to Buyer, through the Closing Date, there will not have been: (i) any uninsured loss by reason of fire, flood, accident or other calamity; (ii) any redemption, purchase or other acquisition by the Company of any of its shares; (iii) any sale or issuance of any debentures, stocks, bonds, or other securities of the Company, or rights therein, or rights to acquire any of the same; (iv) any increase in the rate of compensation payable or to become payable to any of the Company's employees; (v) any materially adverse change in the financial condition, assets, liabilities or business of the Company taken as a whole; (vi) any dividends paid with respect to the Company's shares; (vii) any distribution of cash or assets, or sale of any assets, directly or indirectly to or for the benefit of the Shareholders or any officer or employee; (vii) any sale or transfer of the Company's assets except as authorized herein or in the ordinary course of business; (ix) any transfer of any asset, other than in the ordinary course of business, to any affiliate corporation, partnership, joint venture or other business entities related to or affiliated with the Company or any Shareholder;
(ix) any contract, acquisition, purchase or sale, other than a contract in the ordinary course of business; (xii) any newly incurred debt, absolute or contingent, except for liabilities incurred in the ordinary course of business. For purposes of this Agreement, a material adverse change shall include, but not be limited to, cancellation (or notice or attempt to cancel) by a supplier or customer, or modification thereof, of any material business relationship with the Company, or cancellation or termination (including notice of termination) of more than five agent agreements.

3.18 Compensation Contracts, Indebtedness to Certain Affiliates. To the best of Steinwand's knowledge, except as described in Schedule 3.19, the Company is not a party to or in any manner obligated upon any written or oral management, employment or other contract or contracts providing for the employment or retention of executive, managerial, supervisory or other services or which provide for any special bonus or profit sharing arrangements or incentive payments for administrative or supervisory directors, officers or employees.

                            ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Company as follows:

4.1 organization of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida.

4.2 Authorization. The Buyer has all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement and the transactions contemplated hereby other than approval of this Agreement by Buyer's board of directors. This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

4.3 No Conflict or Violation. To the best of Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate or Articles of Incorporation or bylaws of the Buyer,(b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which the Buyer is a party, which breach or default could reasonably be expected to have a material adverse effect on the business or financial condition of the Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by the Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation could reasonably be expected to have a material adverse effect on the business or financial condition of the Buyer, or its ability to consummate the transactions contemplated hereby.

4.4 Consents and Approvals. Except as set forth on Schedule 4.4, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Buyer. in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.5 No Brokers. The Buyer does not and will not have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                             ARTICLE 5

                COVENANTS OF THE COMPANY AND THE BUYER

The Company and the Buyer covenant and agree with each other as follows:

5.1 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing,
(i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, all actions necessary to satisfy the conditions to Closing set forth in Articles 6 and 7 hereof, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing.

5.2 Conduct of Business. From the date hereof through the Closing, except as contemplated by this Agreement, or as consented to by the Buyer in writing, (1) the Company shall be operated in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing and (2) the Company shall not purchase or sell any of its stock.

5.3 Records. The Company shall have prepared and made available (or, in the case of a portion of a period ending on the Closing Date, will prepare and make available before the Closing) to the Buyer all of the Company's books and working papers that clearly demonstrate the income and activities of the Company for any period or any portion of a period ending on or prior to the Closing Date.

5.4 Access of the Buyer. The Company shall allow the Buyer, its counsel, accountants, and other representatives, during regular business hours to make such inspection of the assets and to inspect and make copies of contracts, books and records or other information requested by the Buyer and related to the operation of the business of the Company, including historical financial information concerning the business of the Company. The Company shall furnish to the Buyer promptly upon request (i) all such additional documents and information with respect to the affairs of the Company relating to its business or (ii) access to personnel and to the Company's accountants and counsel as the Buyer or its counsel or accountants may from time to time reasonably request and shall instruct such personnel, accountants and counsel to cooperate with the Buyer, and to provide such information as the Buyer and such representatives may request, in all cases only to the extent the foregoing relate to the subject matter of this Agreement.

5.5 Financial Statements. The Company shall provide the Buyer with an unaudited balance sheet and the related statements of income, stockholders' equity and cash flows for each calendar month between the date of this Agreement and the Closing Date within 30 days after the end of each month. Such financial statements shall (i) be in accordance with the books and records of the Company and (ii) present fairly, as of the respective dates thereof or the periods covered thereby, as applicable, the financial position, stockholders' equity, cash flows and results of operations of the Company.

5.6 Notification of Certain Matters. Between the date of this Agreement and the Closing, the Company, as applicable, shall give prompt notice to the Buyer of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and
(ii) any material failure of the Company or any affiliate, officer, director, employee, or agent of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Such disclosure shall be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. During the same period, the Company shall promptly notify the Buyer of the occurrence of any breach of the Company of any covenant in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely, and Buyer shall promptly notify the Company of the occurrence of any such breach or event that comes to their attention. Should any such fact or condition require any change in any disclosure schedule if the disclosure schedule were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to the Buyer a supplement to the disclosure schedule specifying such change. Such delivery shall be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

5.7 Landlord Consents. If required by a lease, the Company shall obtain a consent for each such lease prior to the Closing Date. The Company shall send requests for the consents in such manner as required by each lease and shall promptly thereafter provide the Buyer with copies of such requests along with proof of mailing. The Buyer shall permit the Company to provide any landlord, at such landlord's written request, with the Buyer's financial statements, provided the landlord covenants in writing to keep the information in such financial statements confidential.

5.8 Estimated Closing Balance Sheet. At least five days prior to the Closing Date, the Company shall prepare the estimated closing balance sheet and shall deliver it to the Buyer. The estimated closing balance sheet shall be prepared in conformity with the books and records and shall fairly and accurately present, in all material respects, estimates of the assets, liabilities and stockholders' equity of the Company as of the Closing Date.

                              ARTICLE 6

         CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

The obligations of the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

6.1 Representations, Warranties and Covenants. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, and the Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

6.2 No Injunction. No injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

6.3 Corporate Documents. The Company shall have received from the Buyer resolutions adopted by the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby, certified by the Buyer's corporate secretary.

6.4 Employment Agreements.   At the Closing, the Buyer shall have entered
into Employment Agreements with John Steinwand, Kim Ellis, and Ward R. Gott, on terms acceptable to Buyer and the respective employee.

                              ARTICLE 7

          CONDITIONS  PRECEDENTS TO THE BUYER'S OBLIGATION

The obligations of the Buyer to consummate any of the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by the Buyer:

7.1 Representations, Warranties and Covenants. All representations and warranties of each of the Company or Steinwand contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, and the Company shall have performed all agreements and covenants required hereby to be performed by any of them prior to or at the Closing Date.

7.2 Consents; Regulatory Compliance and Approval. All permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Company by the Buyer (including, without limitation, all required third party consents) shall have been obtained. The Buyer shall be reasonably satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the acquisition contemplated hereby.

7.3 No Injunction. No Injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

7.4 Financial statements. The Company's unaudited financial statements are not materially different than the certified audit of Grant Thornton LLP.

7.5 Employment Agreements.   At the Closing, the Buyer shall have entered
into Employment Agreements with John Steinwand, Kim Ellis, and Ward R. Gott, on terms acceptable to Buyer and the respective employee.

7.6 Due Diligence. Buyer shall have completed its due diligence review of the Company's business affairs, financial affairs, contracts, liabilities, obligations, regulatory matters and other matters usually considered in the acquisition of a company of this type and found them acceptable to Buyer in its sole and absolute discretion. All such due diligence review shall have been completed on or before May 2, 2000. Should the due diligence reviews not have been completed by the targeted Closing Date, the transactions may be closed in escrow pending completion of the due diligence reviews.

7.7 Tender of a Majority of Shares. The Shareholders shall have within the time frames set forth in Article 2, tendered no less than a majority of the issued and outstanding shares of the Company.

                               ARTICLE 8

          CONDITIONS SUBSEQUENT TO THE COMPANY'S OBLIGATIONS

8.1 Condition Subsequent. On or before April 28, 2001, Buyer shall have raised the sum of $2 million, whether through a private placement or initial public offering, and caused at least $1 million of these moneys to be contributed to the capital of the Company. (the "Condition Subsequent") Any advances made by the Buyer to the Company prior to April 28, 2001 shall be treated as loans bearing interest at the rate of 9% per annum until converted to capital of the Company in order to satisfy the Condition Subsequent.

8.2 Adjustment For Stock Price.   Should the Condition Subsequent be met
through the sale of shares of Buyer's voting common stock of the same class held by the Shareholders at an effective price of less than $3.00 per share, each Shareholders shall be issued additional shares as of April 28, 2001, as may be necessary to cause the total value of the Buyer stock held by each Shareholder as a result of this transaction to be $75,000.00. For example, if the Condition Subsequent is met by selling shares at $1.00 per share, then each Shareholder would be entitled to an additional 50,000 shares of Buyer Stock; if at $2.00 per share, then each Shareholder would be entitled to an additional 25,000 shares.

8.3 Failure of Conditions Subsequent. Should the Buyer be unsuccessful in meeting the Condition Subsequent, then and in such event, the Company shall provide written notice of that failure to all tendering
Shareholders. The majority of the tendering Shareholders may, within 35 days of the mailing of the Company's notice, notify the Company in writing of their intention to reverse this transaction:

(a) Within 30 days of receipt of the Shareholders' notification:

   (i) Buyer shall deposit all of the issued and outstanding shares of the Company with Porter right Morris & Arthur, LLP as Escrow Agent, accompanied by duly executed stock powers endorsed in blank.

   (ii) The Shareholders collectively shall deliver to Escrow Agent the sum of One Hundred Fifty Two Thousand and 00/100 Dollars ($152,000.00) plus interest from the Closing Date to the date 30 days after notification at the rate of nine percent (9%) per annum. All cash amounts received by Escrow Agent shall be held in an interest bearing account for the benefit of the party ultimately receiving such funds until distribution. In the event that any individual Shareholder of the Company does not tender his or her pro-rata share to Escrow Agent as contemplated in Section 8.3(a)(ii) above, within 15 days of written notification by the President of the Company given by certified mail return receipt requested, then the President. shall have the right to substitute any other person (including the Company) in the place and stead of such Shareholder so long as such substitute shall deliver the appropriate amount to the Escrow Agent. Neither Buyer, the Company nor their respective officers, directors or Shareholders shall have any liability to any Shareholder as a result of substituting another person in their place it being the intent of the parties hereto that neither the Company nor the tendering Shareholders shall have any claim against the Company, the Buyer, or their respective officers or directors for causing such substitution. The Shareholders collectively shall have delivered to Escrow Agent all of the shares of Buyer Stock issued to them pursuant to this Agreement, each accompanied by a duly executed stock power endorsed in blank. Should any Shareholder fail to deliver his Shares of Buyer prior to the breaking of Escrow hereunder, the shares issued to that Shareholder shall upon breaking of the Escrow herein, be cancelled on the books of the Buyer and all rights thereunder forfeited and shall constitute treasury shares of the Buyer, without further action by any person. Neither Buyer, the Company nor their respective officers, directors or Shareholders have any liability to any Shareholder as a result of the cancellation of shares pursuant to this Section and the Company and other Shareholders shall indemnify and hold Buyer harmless from and against any claims by the other Shareholders as a result of actions taken under this section, including reasonable attorneys fees and fees on appeal. Upon breaking of escrow, the President of the Company shall deliver to Buyer an affidavit, in form reasonably acceptable to Buyer, attesting to the notification given to the Shareholder, any follow-up contacts with that Shareholder and the Shareholder's failure to have contributed his pro-rata share or delivered his stock as the case may be.(b) Within 30 days following completion of deposits into the escrow, the Escrow Agent shall distribute those items as follows:

    (i) The cash, and any accrued interest thereon, shall be delivered to Buyer.

    (ii) The stock in Buyer and the duly executed assignments for such stock shall be turned over to Buyer.

    (iii) The Stock in the Company shall be issued pro-rata to each of the tendering Shareholders or their substitute(s) pursuant to subsection 8.3(a)(ii) as the case may be.

(c) If within 30 days of the notification, the Shareholders have not delivered to the Escrow Agent the full amount required under Section 8.3(a)(ii) and at least a majority of the shares of stock in Buyer under
Section 8.3(a)(iii), then, and in such event, the notification shall be deemed withdrawn and the Condition Subsequent deemed satisfied.

8.4 Puts of Shareholders. In the event that Buyer satisfies the Condition Subsequent, then for a period of 30 days after the Company has notified the Shareholder that the Condition Subsequent has been satisfied, a Shareholder shall have the right, (but not the obligation) to sell to Buyer, and Buyer must purchase if such right is exercised, no more than 10,000 shares of Buyer's Stock issued to the Shareholder of the Company as a result of the Agreement set forth herein. Such right to purchase shall be at the fixed price of $1.00 per share.

                            ARTICLE 9

                   FURTHER COVENANTS OF BUYER

9.1 Board of Directors of The Company. Between the Closing Date and April 28, 2001, the Board of Directors of the Company shall consist of John Steinwand, two persons appointed by Buyer, and two persons designated by John Steinwand. During such period, no board member shall be removed unless for cause which shall include only misfeasance or malfeasance in office. Until one year after the Condition Subsequent has been satisfied and a board selected by Buyer has been appointed, it shall take a 4/5 vote of the Board of Directors to take or approve any of the following actions and no officer shall have authority to undertake any such actions without Board approval.

(a) Granting any options or sale of any stock.

(b) Capital calls.

(c) Sale of substantial assets

(d) Declaration of any dividends other than those set forth in Section
9.3

(e) Employment of any officer or employee or consultant or service provider for amounts in excess of $5,000 in any one year. The foregoing shall not apply to the employment of any real estate agents under the Company's normal plans and the payment of their sales commissions nor to any of the Employment Agreements approved by Buyer as part of this transaction. The Employment Agreement between John Steinwand and the Company is attached hereto as Exhibit 9.2

(f) Making of any loans

(g) Borrowing any moneys or the pledging of any assets of the Company

(h) Acquiring any assets other than in the ordinary course of business with a cost in excess of $5,000.

(i) Setting salaries, bonuses, raises or modifying or adding any benefits or perquisites of employment or service on the Board of Directors.

(j) Employment of any officer, agent, consultant or service provider, who has a pre-existing familial or other relationship with any member of the Board of Directors.

(k) Adopting or modifying the Articles of Incorporation or Bylaws other than those modifications and amendments to the bylaws adopted contemporaneously with the execution of this Agreement..

(l) Entering into any contract calling for payments or an obligation of over $10,000 per year.

(m) Any material change in the ordinary course of business, business plan, direction or manner of doing business of the Company all other matters shall require approval only by a majority of the directors, unless otherwise required by Florida law. During such period, the bylaws shall be modified to include these prohibitions.

9.2 Limitation on Dividends of the Company. Between the Closing Date and one year after the Condition Subsequent has been satisfied, the Board of Directors of the Company. shall cause it to pay dividends to Buyer in an amount equal to nine percent (9%) per annum of any amount of cash contributed to the capital of the Company. by Buyer between the Closing Date and one year after the Condition Subsequent has been satisfied.

                                 ARTICLE 10

                   ACTIONS BY THE COMPANY AND THE BUYER
                           AFTER THE CLOSING

10.1 Books and Records. The Company and the Buyer agree that each will cooperate with and make available to the other party, during normal business hours, all books and records, information and personnel (without substantial disruption of employment) retained and remaining in existence after the Closing Date that are related to the business of the Company and that are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or personnel for any reasonable business purpose. The party requesting any such books and records, information or personnel shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or personnel.

10.2 Survival of Representations, Etc. All of the representations and warranties made by each party in this Agreement or in any attachment, exhibit, disclosure schedule, certificate, document or list attached to this Agreement shall survive the Closing. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

10.3 Arbitration. It is understood and greed among the parties hereto that any and all claims for breach of warranties, representations and covenants or any other claims arising out of this Agreement shall be resolved by arbitration in accordance with Chapter 682, Florida Statutes
(1999), The Florida Arbitration Code. The parties shall jointly appoint a single arbitrator. In the event they fail to do so, the arbitrator shall be appointed by the Circuit Court. No party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties; provided, however, that such prior written consent shall not be required when an obligation to disclose arises under applicable laws or governmental regulations or pursuant to a subpoena or other legal process. Except as provided herein, the Florida Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Section. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of Florida, or federal law, or both, as applicable. The arbitrators are without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Florida Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof. Any proceedings held by the arbitrator shall be held within the city of Naples, Florida, or at such other location mutually acceptable to the parties hereto.

    10.3.1 Additional Remedies. Adherence to this dispute resolution process shall not limit the parties' right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any claims arising out of or relating to this Agreement.

     10.3.2 Continuation of Performance. Unless otherwise agreed in writing, the Buyer and the Company shall continue to perform their respective obligations under this Agreement during any arbitration or court proceeding.

10.4 Defense of Claims. If a claim for Damages (a "Claim") is to be made by a party entitled to recovery against the breaching party, the party making such claim shall give written notice (a "Claim Notice") to the breaching party as soon as practicable after the party entitled to a claim becomes aware of any fact, condition or event which may give rise to Damages. If any lawsuit or enforcement action is filed against any party entitled to the benefit of a claim, written notice thereof shall be given to the breaching party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any party to give timely notice hereunder shall not affect rights to a Claim hereunder, except to the extent that the breaching party demonstrates actual prejudice caused by such failure. After such notice, the party against which such Claim has been asserted will (upon delivering notice to such effect to the breaching party) have the right to undertake, at the breaching party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the breaching party, provided that the breaching party shall have the opportunity to advise and comment on the Claim. The party making the Claim will keep the breaching party reasonably informed of the progress of any such defense, compromise or settlement. The breaching party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.4 and for any final judgment (subject to any right of appeal), and the breaching party agrees to indemnify and hold harmless a claiming party from and against any Damages by reason of such settlement or judgment. "Damages" shall mean any and all actual and demonstrative losses for monies paid and shall not include lost profits and other losses resulting from any shutdown or curtailment of operations of the Company. "Damages" shall also include reasonable attorneys' fees incurred by the claimant in connection with such breach including pre-litigation and litigation and appellate attorneys' fees.

10.5 Brokers and Finders. Each of the Buyer and the Shareholders shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the breaching party (and in the case of the Shareholders, if due or payable from or by the Company), or may have been earned by any third party acting on behalf of the breaching party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

                             ARTICLE 11

                            MISCELLANEOUS
11.1 Termination.

   11.1.1 Termination. This Agreement may be terminated at any time prior to Closing:

     (i) By mutual written consent of the Buyer and the Company;

    (ii) By the Buyer or the Company if the Closing shall not have occurred on or before May 30, 2000 or if its due diligence examination is not satisfactory in its sole and absolute discretion;

     (iii) By the Buyer if there is a material breach of any representation or warranty set forth in Article 3 hereof or any material covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement or the failure of a condition set forth in Article 7 to be satisfied (and such condition is not waived in writing by the Buyer) on or prior to the Closing Date, or the occurrence of any event that results or could reasonably be expected to result in the failure of a condition set forth in Article 7 to be satisfied on or prior to the Closing Date; provided, however, that the Buyer may not terminate this Agreement prior to the Closing if the Company has not had an adequate opportunity to cure such failure; or

     (iv) By the Company if there is a material breach of any representation or warranty set forth in Article 4 hereof or of any material covenant or agreement to be complied with or performed by the Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article 6 to be satisfied (and such condition is not waived in writing by the Company) on or prior to the Closing Date, or the occurrence of any event which results or could reasonably be expected to result in the failure of a condition set forth in Article 6 to be satisfied on or prior to the Closing Date; provided, however, that the Company may not terminate this Agreement prior to the Closing Date if the Buyer has not had an adequate opportunity to cure such failure.

   11.1.2 In Event of Termination.  In the event of termination of this
Agreement:

     (i) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

     (ii) no confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law; and

     (iii) In the event that this Agreement shall be terminated pursuant to Section 11.1.1(i) hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party and each party hereto shall bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. The termination of this Agreement except pursuant to Section 11.1.1(i) shall not affect the right of any party to bring an action for breach of this Agreement.

11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that the Buyer may, without such consent, assign all of such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by the Buyer) or subsidiaries of the Buyer or to a successor in interest to the Buyer which shall assume all obligations and liabilities of the Buyer under this Agreement; provided, however, that no such assignment shall release Buyer from its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement.

11.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Buyer, addressed to:  Michael D. Dion
                                6101 Pelican Bay Blvd., Unit 103
                                Naples, FL  34108

With copies to:                 John P. White, Esq.
                                Parish, White, Lawhon & Moore, PA
                                5121 Costello Dr., Suite 2
                                Naples, FL  34103

If to the Company:              John Steinwand
                                Naples Realty Services, Inc.
                                4099 Tamiami Trail N.
                                Naples, FL  34108

With copies to:                 Robert C. Gebhardt, Esq.
                                Porter, Wright, Morris & Arthur LLP
                                5801 Pelican Bay Boulevard, Suite 300
                                Naples, FL  34108

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Florida.

11.5 Entire Agreement, Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (including the disclosure schedules), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.6 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

11.7 Expenses. Each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

11.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

11.9 Titles; Gender. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.10 Publicity. Except as required by law, no party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other parties.
The Buyer or the Company may, at their discretion, issue or make an appropriate press release or public announcement after the execution and delivery of this Agreement following consultation with the other parties.

11.11 Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement.

11.12 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in equity or at law, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

11.13 WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

EXECUTIVEMANSIONS.COM, INC
By: /s/ Michael D. Dion
Michael D. Dion, Chairman

NAPLES REALTY SERVICES, INC.
By: s/s John Steinwand
John Steinwand, President

By: /s/ John Steinwand
John Steinwand, Individually

STATE OF FLORIDA
COLLIER COUNTY

Before me the undersigned authority personally appeared John Steinwand, in his capacity as President of Naples Realty Services, Inc and Naples Realty Referral Corporation who acknowledged that he executed the foregoing instrument on behalf of the Corporations and individually. Mr. Steinwand is personally know to me or produced _______________________________as identification and did not take an oath.
______________________________
NOTARY PUBLIC

My Commission Expires:

STATE OF FLORIDA
COLLIER COUNTY

Before me the undersigned authority personally appeared Michael D. Dion, in his capacity as President of Executive Mansions. Com, Inc. who acknowledged that he executed the foregoing instrument on behalf of the Corporations. Mr. Dion is personally know to me or produced
_______________________________as identification and did not take an oath.
______________________________
NOTARY PUBLIC

My Commission Expires

                             Schedule 3.1.2

               Capitalization and Identification of Stockholder

                       Naples Realty Services, Inc.
Capitalization:

Naples Realty Referral Company

Capitalization:

Stockholders of Naples Realty Services, Inc. and Naples Realty Referral
Company

Name
Address
No. of Shares
Class

Rene Ast
350 Bay Forest Drive, Naples, FL 34110
1
A

Mille Brandy
515 Laguna Royal Drive, #104, Naples, FL 34119
1
A

Donald Connolly
4031 Gulf Shore Bvd. N, #81, Naples, FL 34102
1
A

Bob Glazer
7003 Rue de Marquis, Naples, FL 34108
1
A

Rodney Harvey
4480 7th Avenue, NW, Naples, FL 34119
1
A

Louise Heathman
4551 Gulf Shore Blvd. N, #505, Naples, FL 34102
1
A

Ginny Lee
6101 Pelican Bay Blvd., #103, Naples, FL 34108
1
A

Bruce Mazzola
854 W. Valley Drive, Bonita Springs, FL 33923
1
A

Dennis Miller
28475 Las Palmas Cir, Bonita Springs, FL 34135
1
A

Theresa Miller
28475 Las Palmas Cir, Bonita Springs, FL 34135
1
A

William Rapps
6580 Sabal Ridge Lane, Naples, FL 34109
1
A

Mark Sarosdy
847 Tanbark Dr., #102, Naples, FL 34108
1
A

Ruth Seyler-Huff
P.O. Box 1124, Naples, FL 34106
1
A

Betty Skonnord
3430 Gulf Shore Blvd. N, Naples, FL 34102
1
A

Chris Smith
7669 Ponte Verde Way, Naples, FL 34109
1
A

L.I. "Buddy" Smith
5170 10th Avenue SW, Naples, FL 34116
1
A

John Steinwand
2650 Aft Avenue, Naples, FL 34109
1
A

Paula Urbinati
9651 Winterview Dr., Naples, FL 34109
1
A

William Ventress
8171 Bay Colony Dr., #1901, Naples, FL 34108
1
A

TOTAL

19

                                Schedule 3.1.2.1
Outstanding Options

None
                                   Schedule 3.3

Consents and Approvals Required by the Company: NONE

                                 Schedule 3.4

                 Owned Real Property and Leased Facilities

Owned Real Property: NONE

Facility Leases

1. Bank of America (lessor) leasing to NRSI (lessee) premises located at 4099 Tamiami Trail North, Naples, Florida.

2. NRSI (sublessor) subleasing to CTX Mortgage Company (sublessee) premises located at 4099 Tamiami Trail North, Naples, Florida.

3. NRSI (sublessor) subleasing to Metropolitan Title & Guaranty Company (sublessee) premises located at 4099 Tamiami Trail North, Naples,
Florida.

4. KIVA, Inc. (lessor) leasing to NRSI (lessee) premises located at 27970 Crown Lake Blvd., Bonita Springs, Florida.

5. NRSI (sublessor) subleasing to CTX Mortgage Company (sublessee) premises located at 27970 Crown Lake Blvd., Bonita Springs, Florida.

6. NRSI (sublessor) subleasing to Metropolitan Title & Guaranty Company (sublessee) premises located at 27970 Crown Lake Blvd., Bonita Springs, Florida.

7. NRSI (sublessor) subleasing to Forum Design Group (sublessee) premises located at 27970 Crown Lake Blvd., Bonita Springs, Florida.

8. NRSI (sublessor) subleasing to David R. Stevenson Appraiser, Inc. (sublessee) premises located at 27970 Crown Lake Blvd., Bonita Springs, Florida.

                                Schedule 3.4.1

                          Encumbered Leasehold Interests

NONE



                                Schedule 3.5

                          Contracts to be Performed
NONE


                               Schedule 3.6


                              Required Consents
NONE


                                Schedule 3.8

                        Liabilities or Obligations

1. NRSI indebtedness of approximately $19,000 to Fifth Third Bank for furniture located in the Bonita Springs, Florida office.

2.  Newspaper advertisement contract with The Naples Daily News,
NewsPress, and Bonita Banner.

3. NRSI lease obligation for computers, copy machines, and facsimile machine.

4.  NRSI Promissory Note to Executive Mansions in amount of $45,000.00
for retention of 	Auditors in connection with Due Diligence requirements
of Buyer.

                                Schedule 3.10

                                 Litigation

Naples Realty Services, Inc., John Steinwand and Chris Smith v. Downing-Frye Realty, Inc., David Frye and Lauren Fowlkes, Case No. 99-2563-CA, Circuit Court Of The Twentieth Judicial Circuit In And For Collier County, Florida, Civil Division.

David Boyd and Lynn Boyd v. Naples Realty Services, Inc. a Florida Corporation and Gerardo Remy, Jr., Case No. 97-3861-CA-01, Circuit Court of the Twentieth Judicial Circuit in and for Collier County, Florida. Civil Division.

                                 Schedule 3.11

                    Permits, Authorizations, and Approvals

OCCUPATIONAL LICENSES

City of Naples - NRRC  0014305          NRSI  0014294

Collier County - NRRC  921502/03604401   NRSI  920696/03604401

Lee County -  NRSI 4600197C-09

DEPARTMENT OF BUSINESS AND PROFESSIONAL REGULATION

NRSI - CQ 0275119

NRRC - CQ 0275728

BROKER NRSI - BK0112616

BROKER NRRC - BK0440770

BRANCH OFFICE LICENSES FROM DEPT. OF BUSINESS AND PROFESSIONAL REGULATION

BO 2006771 - BONITA SPRINGS, FL.

BO 2004927 - GOLDEN GATE, FL

                                Schedule 3.13

                             Employee Benefit Plans

NONE
                                Schedule 4.4

            Consents and Approvals Required by Buyer and Acquisition

                            Employment Contract

                                  EXHIBIT A

                            EMPLOYMENT AGREEMENT

              AS A PART OF NRSI POLICIES & PROCEDURES MANUAL

Employment Agreement, between ____________________ (the "Company") and __________ (the "Employee).

1. The Company employs the Employee on the following terms and conditions.

2.   Term of Employment.  Subject to the provisions for termination set
forth below this agreement will begin on                      ,2000, and
terminate on               ,2000, subject to automatic annual renewals.

3. Salary. The Company will pay the Employee a salary of $ per year, for the services of the Employee, payable at regular payroll periods.

     3a.       Other Compensation.   After three consecutive years of
employment Employee will qualify for inclusion in the company stock purchase plan.

4.   Duties and Position.   The Company hires the Employee as
and his/her duties will be as described in most current Policies & Procedures Manual. The Employee's duties may be reasonably modified at the Company's direction.

5. Employee to Devote Full Time to Company. The Employee will devote full time, attention, and energies to the business of the Company, and, during employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. However, the Employee is not prohibited from making personal investments in any other businesses, so long as those investments do not require participation in the operation of the companies in which he/she invests.

6. Confidentiality of Proprietary Information. The Employee agrees that they will not, during or after the term of his employment, reveal such information, or any part of it, to any person, firm, corporation, or association. If the Employee does reveal, or threaten to reveal, this information, the Company will be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

7. Reimbursement of Expenses. The Employee may incur reasonable expenses for promoting the Company's business, including expenses for approved entertainment, travel and similar items on behalf of the Company. The Company will reimburse the Employee for all business expenses after the Employee presents an itemized account of expenditures.

8. Vacation. The Employee will be entitled to a yearly vacation as described in Policies and Procedures Manual at full pay. The Employee will take the yearly vacation over a consecutive period only during the period between May 1st and November 30th.

9. Sickness/Disability. In addition to the provisions described in the Policies and Procedures Manual, if the Employee cannot perform his/her duties because of illness or incapacity for a period of more than four consecutive weeks, the compensation thereafter will be reduced by 75 percent. The Employee's full compensation will be reinstated when he/she returns to work and is able to discharge his/her duties. However, if the Employee is absent from work for any reason other than disability for a continuous period of over 3 weeks, the Company may terminate the Employee's employment, and the Company's obligations under this agreement will cease on that date.

10. Termination of Agreement. In addition to the provisions described in Policies & Procedures, the Company may terminate this agreement at any time upon 14 days' written notice to the Employee; if the Company requests, the Employee will continue to perform his duties and be paid his regular salary up to the date of termination; in addition, the Company will pay the Employee on the date of termination a severance allowance of $500.00 less taxes and social security required to be withheld. Without cause, the Employee may terminate his employment upon 14 days' written notice to the Company; the Employee will be required to perform his duties and will be paid his regular salary up to the date of termination but will not receive a severance allowance. Further, despite anything to the contrary contained in this agreement, the Company may terminate the Employee's employment without notice if any of the following events occur:

    a. The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or

    b. The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

    c. The Company's bona fide decision to terminate its business and liquidate its assets; or

    d. The merger or consolidation of the Company with another company.

    e. Other actions or activities as described in current Policies & Procedures Manual under Termination Provisions.

11. Death Benefit. If the Employee dies during his term of employment, the Company will pay to the Employee's estate any compensation due him up to the end of the month in which the Employee dies.

12.   Restriction on Post-Employment Competition.  For a period of one
(1) year after the end of his agreement, the Employee will not within a 10 mile radius of the Company's present place of business, own, manage, operate, control, consult o or be employed by any business similar to that conducted by the Company.

13. Assistance in Litigation. The Employee will, upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party.

14. Effect of Prior Agreements. This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement, Any provision of the Policy & Procedures Manual which is contrary to that stated herein, the provision of the Policy & Procedures shall prevail.

15. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, will be settled by Mediation Services offered by the 20th Judicial Court System, Collier County, Florida.

16. Limited Effect of Waiver by Company. If the Company waives a breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of later breaches by the Employee.

17. Severability. If, for any reason, any provision of this agreement is held invalid, the other provisions of this agreement will remain in effect, insofar as is consistent with law. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof ) and the Employee will be deemed reinstated as if this agreement had not been executed.

18. Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

19. Oral Modifications Not Binding. This instrument is the entire agreement of the Company of the Employee. Oral changes will have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed under seal this            day of           , 2000.

_____________________________      ________________________________

Company                                                 Employee